BROWN & BROWN, INC. PERFORMANCE STOCK UNIT AWARD AGREEMENT (Key Corporate Leaders - Leveraged (with Retirement Conditions))

Grant Number:
Grantee:
Date of Grant:
Performance Stock Units:

This Performance Stock Unit Award Agreement (this “Agreement”) is entered into as of the date described above (the “Date of Grant”), between BROWN & BROWN, INC., a Florida corporation (together with its subsidiaries, the “Company”) and the grantee described above (the “Grantee”), pursuant to the terms and conditions of the Brown & Brown, Inc. 2019 Stock Incentive Plan, as amended (the “Plan”). Any term capitalized but not defined in this Agreement will have the meaning set forth in the Plan.

The Plan provides to the Compensation Committee of the Board of Directors of the Company (the “Committee”) the discretion and authority to grant to Employees or Directors Awards of restricted rights to receive shares of the common stock of the Company, par value $.10 per share (each, a “Share”), subject to the terms and conditions of the Plan and any additional terms and conditions provided by the Committee. The Plan identifies such an Award as an Award of Restricted Stock Units. In addition, the Plan provides to the Committee the discretion and authority to specify performance-based conditions for the awarding of Restricted Stock Units under an Award of Restricted Stock Units, and identifies an Award of Restricted Stock Units with such performance-based conditions as a Performance-Based Award. Pursuant to the terms of the Plan, the Committee desires to grant an Award of Performance-Based Restricted Stock Units (“Performance Stock Units”) to the Grantee effective as of the Date of Grant. The Grantee desires to accept the Award of Performance Stock Units and agrees to be bound by the terms and conditions of the Plan and this Performance Stock Unit Award Agreement. Accordingly, the Company and the Grantee hereby agree to the restrictions, terms, and conditions set forth below.

1. Grant of Performance Stock Units. The Company grants to the Grantee the number of Performance Stock Units described above (the “PSUs”), effective as of the Date of Grant. Each PSU represents the right to receive a Share subject to the restrictions and conditions set forth in the Plan and this Agreement. The Grantee will have no rights as a shareholder of the Company, no dividend rights, and no voting rights with respect to the PSUs or the Shares underlying the PSUs unless and until the PSUs become awarded and vested and nonforfeitable or payable in accordance with the terms and conditions of this Agreement, and the PSUs are settled and such Shares are delivered to the Grantee in accordance with Section 7 of this Agreement. For purposes of this Agreement, the PSUs are divided into two (2) portions (each, a “Tranche”). Fifty percent (50%) of the PSUs will be “Tranche 1 PSUs” and fifty percent (50%) of the PSUs will be “Tranche 2

PSUs.” Any entitlement to Dividend Equivalents will be in accordance with Section 8 of this Agreement.

2. Performance Conditions for Awarding of PSUs. Except as otherwise provided in Section 4 of this Agreement in the event of a Change in Control or the Grantee's death or Disability, the percentages, if any, of the Tranche 1 PSUs and the Tranche 2 PSUs that will be treated as awarded (the “Awarded PSUs”), and therefore eligible to become vested and nonforfeitable in accordance with Section 3 of this Agreement, will be based on the level of achievement of the applicable performance goals set forth below during the five-year (5-year) period beginning on January 1, 2026, and ending on December 31, 2030 (the “Performance Period”), subject to the terms and conditions of this Section 2.

(a) Tranche 1 PSUs - Leveraged Share Price Performance Condition. The extent to which, if any, the Tranche 1 PSUs become Awarded PSUs will be based upon the Relative Total Share Price Return and the Compound Annual Growth Rate (the "CAGR") of the Company's cumulative Share Price during the Performance Period (the "Leveraged Share Price Condition"). The percentage, if any, of the Tranche 1 PSUs that become Awarded PSUs will be determined in accordance with the following schedule:

If the Company’s Total Share Price Return is fifteen percent (15%) or more below the median Total Share Price Return of the S&P 500 Index:

Performance Level	Cumulative Share Price	CAGR	Awarded Percentage of Tranche 1 PSUs
Tier 7 (Maximum)			221%
Tier 6			187%
Tier 5			153%
Tier 4			119%
Tier 3			85%
Tier 2			54%
Tier 1 (Threshold)			21%
No Payout			0%

or

If the Company’s Total Share Price Return is less than fifteen percent (15%) below and less than fifteen percent (15%) above the median Total Share Price Return of the S&P 500 Index:

Performance Level	Cumulative Share Price	CAGR	Awarded Percentage of Tranche 1 PSUs
Tier 7 (Maximum)			260%
Tier 6			220%
Tier 5			180%
Tier 4			140%
Tier 3			100%
Tier 2			63%
Tier 1 (Threshold)			25%
No Payout			0%

or

If the Company’s Total Share Price Return is fifteen percent (15%) or more above the median Total Share Price Return of the S&P 500 Index:

Performance Level	Cumulative Share Price	CAGR	Awarded Percentage of Tranche 1 PSUs
Tier 7 (Maximum)			299%
Tier 6			253%
Tier 5			207%
Tier 4			161%
Tier 3			115%
Tier 2			72%
Tier 1 (Threshold)			29%
No Payout			0%

If the actual performance level of the CAGR of the Company's Share Price falls in between any of the Performance Levels listed in the schedules above, the percentage of the Tranche 1 PSUs that become Awarded PSUs will be determined based on straight-line interpolation. The CAGR of the Company's Share Price for the Performance Period will be determined by comparison of (1) the average closing share price of the common stock of the Company, par value $.10 per share, during the thirty (30) trading days ended February 15, 2026, rounded down to the nearest dollar, that is $75.00, to (2) the sum of the Share Price for each year ending December 31, 2026, 2027, 2028, 2029, and 2030.

(b) Tranche 2 PSUs - Leveraged EPS Performance Condition. The extent to which, if any, the Tranche 2 PSUs become Awarded PSUs will be based upon the Relative Total Share Price Return and the CAGR of the Company's cumulative earnings per share during the Performance Period (the "Leveraged EPS Condition"). The percentage, if any, of the Tranche 2 PSUs that become Awarded PSUs will be determined in accordance with the following schedule:

If the Company’s Total Share Price Return is fifteen percent (15%) or more below the median Total Share Price Return of the S&P 500 Index:

Performance Level	Cumulative Earnings Per Share	CAGR	Awarded Percentage of Tranche 2 PSUs
Tier 7 (Maximum)			221%
Tier 6			187%
Tier 5			153%
Tier 4			119%
Tier 3			85%
Tier 2			54%
Tier 1 (Threshold)			21%
No Payout			0%

or

If the Company’s Total Share Price Return is less than fifteen percent (15%) below and less than fifteen percent (15%) above the median Total Share Price Return of the S&P 500 Index:

Performance Level	Cumulative Earnings Per Share	CAGR	Awarded Percentage of Tranche 2 PSUs
Tier 7 (Maximum)			260%
Tier 6			220%
Tier 5			180%
Tier 4			140%
Tier 3			100%
Tier 2			63%
Tier 1 (Threshold)			25%
No Payout			0%

or

If the Company’s Total Share Price Return is fifteen percent (15%) or more above the median Total Share Price Return of the S&P 500 Index:

Performance Level	Cumulative Earnings Per Share	CAGR	Awarded Percentage of Tranche 2 PSUs
Tier 7 (Maximum)			299%
Tier 6			253%
Tier 5			207%
Tier 4			161%
Tier 3			115%
Tier 2			72%
Tier 1 (Threshold)			29%
No Payout			0%

If the actual performance level of the CAGR of the Company's earnings per share falls in between any of the Performance Levels listed in the schedules above, the percentage of the Tranche 2 PSUs that become Awarded PSUs will be determined based on straight-line interpolation. The CAGR of the Company's earnings per share for the Performance Period will be determined by comparison of the earnings per share, as adjusted by the Committee in its discretion to exclude the effect of certain items that were unusual in nature or infrequently occurring, for the twelve-month period ending December 31, 2025, that is $4.26 per share, to the sum of the earnings per share for the twelve-month periods ending December 31, 2026, 2027, 2028, 2029, and 2030. For purposes of this Agreement, the Company's earnings per share will be calculated in accordance with generally accepted accounting principles recognized in the United States of America (“GAAP”), except that such calculation will be (i) without regard to the after-tax impact of: (a) the change in estimated acquisition earn-out payables; (b) (gain)/loss on disposal; and (c) amortization, and (ii) subject to adjustment for such items (for example, items that are unusual in nature or infrequently occurring) as, in the discretion of the Committee, are determined to be appropriately disregarded for all grantees whose agreements include a Leveraged EPS Condition. Any such determination and approval made by the Committee will be final and binding upon the Grantee, the Company, their respective heirs, administrators, personal representatives, successors, assigns, and all other interested persons.

(c) Definitions. For purposes of this Agreement, the following definitions apply:

(1) “Relative Total Share Price Return” means the Company’s Total Share Price Return as compared to the median Total Share Price Return of the S&P 500 Index.

(2) “Share Price” means the average closing share price of the common stock of the Company, par value $.10 per share, during the thirty (30) trading days ended December 31 for an applicable year.

(3) "S&P 500 Index” means the Company and each other company included in Standard & Poor’s 500 index as of the first day of the Performance Period; provided, however: (a) in the event that a member of the S&P 500 Index is delisted or is merged with or acquired by another company during the Performance Period, it shall be excluded from the S&P 500 Index; and (b) notwithstanding (a) above, in the event that a member of the S&P 500 Index files for bankruptcy or liquidates due to an insolvency, such company shall continue to be treated as a member of the S&P 500 Index member and shall be placed at the bottom of the S&P 500 Index for purposes of determining the Relative Total Share Price Return.

(4) “Total Share Price Return” means, with respect to both the Company and the S&P 500 Index (and its median), a rate of return reflecting annualized share price appreciation, excluding the reinvestment of dividends in additional shares of stock, from the beginning of the Performance Period through the end of the Performance Period.

(d) Procedure. As soon as administratively practicable, but no later than seventy (70) days following the last day of the Performance Period (the “Determination Period”), the Committee will determine the level of achievement of the performance goal applicable to each Tranche. The applicable percentage, if any, of each Tranche will become Awarded PSUs on the date on which the Committee determines the level of achievement of the performance goal applicable to the Tranche (the “General Awarded Date”), provided that the Grantee has been continuously employed by the Company since the Date of Grant, except as otherwise provided in Section 5 of this Agreement in the event of the Grantee’s Retirement. For the avoidance of doubt, the Committee's determinations of the levels of achievement of the performance goals for the Tranche 1 PSUs and the Tranche 2 PSUs may occur on different dates during the Determination Period, and therefore the General Awarded Dates applicable to the Tranches are not required to be identical. Also for the avoidance of doubt, any reference in this Agreement to Awarded PSUs that does not include a reference to either of the Tranches will be a reference to the PSUs in both Tranches that become Awarded PSUs pursuant to either this Section 2 or Section 4 of the Agreement. The Committee's determination will be based on the actual level of achievement of the applicable performance goal, in accordance with the provisions of the Plan and this Agreement, including, without limitation, the provisions of the Plan and this Agreement relating to adjustment for items that are unusual in nature or infrequently occurring, and the provisions of the Plan relating to the Committee’s authority and discretion to establish procedures for determination of the level of achievement. The Committee's determination will be final, binding, and conclusive on all persons, including but not limited to the Company and the Grantee. The Grantee will not be entitled to any claim or recourse if any action or inaction by the Company, or any other circumstance or event, including any circumstance or event outside the control of the Grantee, adversely affects the level of achievement, or in any way prevents the satisfaction, of the applicable performance goal.

(e) Forfeiture. Except as otherwise provided in Section 4 of this Agreement in the event of a Termination After Change in Control or the Grantee's death or Disability, or in Section 5 of this Agreement in the event of the Grantee’s Retirement, if the Grantee's employment with the Company terminates for any reason before the General Awarded Date for a Tranche, the Grantee's interest in one hundred percent (100%) of the PSUs in the Tranche will be forfeited immediately upon the Grantee's termination of employment with the Company. For the avoidance of doubt, any reference in this Agreement to "employment with the Company" or "employed by the Company" or similar references will be deemed to include service as a non-Employee member of the Company's Board of Directors, and a Grantee's continuous employment with the Company will not be considered interrupted in the event of a change in the status of the Grantee from Employee to non-Employee Director, or from non-Employee Director to Employee, or from full-time Employee to part-time Employee. The determination of whether and when the Grantee is no longer actively employed for purposes of this Agreement will be made by the Committee in its discretion. In addition, except as otherwise provided in Section 4 of this Agreement, any PSUs in a Tranche that do not become Awarded PSUs on the General Awarded Date for the Tranche based on the Committee's determination of the level of achievement of the performance goal applicable to the Tranche will be forfeited immediately on such General Awarded Date and will not be eligible to become vested and nonforfeitable in accordance with Section 3 of this Agreement.

3. Employment Condition for Vesting of Awarded PSUs. Except as otherwise provided in Section 4 of this Agreement in the event of a Termination After Change in Control or the Grantee's death or Disability, or in Section 5 of this Agreement in the event of the Grantee’s Retirement, the Grantee's interest in the Awarded PSUs will become vested and nonforfeitable at the rate of (i) one third (1/3) of the Awarded PSUs on the later of (a) the General Awarded Date or Change in Control Awarded Date, as applicable, or (b) the fifth (5th) anniversary of the Date of Grant, (ii) an additional one third (1/3) of the Awarded PSUs on the sixth (6th) anniversary of the Date of Grant, and (ii) the remaining one third (1/3) of the Awarded PSUs on the seventh (7th) anniversary of the Date of Grant (each a “Scheduled Vesting Date”), provided that the Grantee has been continuously employed by the Company since the Date of Grant. Except as otherwise provided in Section 4 or Section 5 of this Agreement, if the Grantee's employment terminates for any reason before the Scheduled Vesting Date, the Grantee's interest in one hundred percent (100%) of the Awarded PSUs will be forfeited.

4. Treatment of PSUs upon Change in Control or Death or Disability. The purpose of this Section 4 is to provide special rules that may apply to the awarding or vesting, or both the awarding and vesting, of PSUs in the event of a Change in Control or the Grantee's death or Disability. For the avoidance of doubt, a reference in this Agreement to the occurrence of an event "prior to awarding" or similar references will mean that the event occurs before the Committee determines the level of achievement of the applicable performance goal in accordance with Section 2(d) of this Agreement, and therefore before any portion of the affected PSUs become Awarded PSUs in accordance with Section 2(d) of this Agreement, or if applicable in the event of a Change in Control, before the Committee determines the level of achievement of the applicable performance goal in accordance with Section 4(a)(1)(A) of this Agreement, and therefore before any portion of the affected PSUs become Awarded PSUs in accordance with Section 4(a)(1)(A) of this Agreement. Similarly, a reference to the occurrence of an event "after awarding" or similar references will mean that the event occurs after the Committee determines the level of achievement of the applicable performance goal in accordance with Section 2(d) of this Agreement, and therefore after the applicable portion, if any, of the affected PSUs have become Awarded PSUs in accordance with Section 2(d) of this Agreement, or if applicable in the event of a Change in Control, after the Committee determines the level of achievement of the applicable performance goal in accordance with Section 4(a)(1)(A) of this Agreement, and therefore after the applicable portion, if any, of the affected PSUs become Awarded PSUs in accordance with Section 4(a)(1)(A) of this Agreement.

(a) Change in Control.

(1) Prior to General Awarded Date.

(A) Awarding of PSUs Following Change in Control. If a Change in Control occurs after the Date of Grant but prior to awarding or forfeiture of the Grantee's interest in the PSUs, a percentage of each of the Tranche 1 PSUs and the Tranche 2 PSUs will become Awarded PSUs, provided that the Grantee has been continuously employed by the Company since the Date of Grant, except as otherwise provided in Section 5 of this Agreement in the event of the Grantee’s Retirement. The percentage of the PSUs in each Tranche that become Awarded PSUs will be the greater of:

1. 100% of the PSUs in the Tranche; or

2. the percentage of the PSUs in the applicable Tranche determined in accordance with the schedule in Section 2(a) with respect to the Tranche 1 PSUs or Section 2(b) with respect to the Tranche 2 PSUs, based on the actual level of achievement (up to the maximum level of achievement for each Tranche set forth in Section 2) of the performance goal applicable to the Tranche from the first day of the Performance Period to the date on which the Change in Control occurs.

The applicable percentage of each Tranche will become Awarded PSUs on the date on which the Committee determines the level of achievement of the performance goal applicable to the Tranche (the “Change in Control Awarded Date”). For purposes of such determinations by the Committee, the Determination Period will end no later than seventy (70) days following the date on which the Change in Control occurs. For the avoidance of doubt, the Committee's determinations of the achievement of the performance goals for the Tranche 1 PSUs and the Tranche 2 PSUs may occur on different dates, and therefore the Change in Control Awarded Dates applicable to the Tranches are not required to be identical. The Committee's determination will be based on the actual level of achievement of the applicable performance goal, in accordance with the provisions of the Plan and this Agreement, including, without limitation, the provisions of the Plan and this Agreement relating to adjustment for items that are unusual in nature or infrequently occurring, and the provisions of the Plan relating to the Committee’s authority and discretion to establish procedures for determination of the level of achievement. The Committee's determination will be final, binding, and conclusive on all persons, including but not limited to the Company and the Grantee. The Grantee will not be entitled to any claim or recourse if any action or inaction by the Company, or any other circumstance or event, including any circumstance or event outside the control of the Grantee, adversely affects the level of achievement, or in any way prevents the satisfaction, of the applicable performance goal.

(B) Vesting of Awarded PSUs following Change in Control Awarded Date. Unless the Grantee's employment with the Company terminates by reason of Termination After Change in Control (as defined below) after the Change in Control Awarded Date but prior to the Scheduled Vesting Date, the Grantee's interest in the PSUs that become Awarded PSUs in accordance with Section 4(a)(1)(A) above will become fully vested and nonforfeitable on the Scheduled Vesting Date, provided that the Grantee has been continuously employed by the Company since the Date of Grant. However, if the Grantee’s employment with the Company terminates by reason of Termination After Change in Control (as defined below) prior to the Scheduled Vesting Date, the PSUs that become Awarded PSUs in accordance with Section 4(a)(1)(A) above will become fully vested and nonforfeitable as of the date of such Termination After Change in Control. For purposes of this Section 4(a), the following definitions will apply:

1. “Termination After Change in Control” will mean either of the following events occurring after a Change in Control:

a. termination by the Company of the Grantee’s employment with the Company, within twelve (12) months following a Change in Control, for any reason other than Termination for Cause (as defined below); or

b. upon Grantee’s Constructive Termination (as defined below), the Grantee’s resignation from employment with the Company within twelve (12) months following the Change in Control.

Notwithstanding any provision herein to the contrary, Termination After Change in Control will not include any termination of the Grantee’s employment with the Company which: (i) is a Termination for Cause (as defined below); (ii) is a result of the Grantee’s death or Disability; (iii) is a result of the Grantee’s voluntary termination of employment with the Company other than upon Constructive Termination (as defined below); or (iv) occurs prior to the effectiveness of a Change in Control.

2. “Termination for Cause” will mean termination by the Company of the Grantee’s employment with the Company for any of the following reasons: (i) theft, dishonesty, or falsification of any employment or Company records; (ii) the Grantee’s failure or inability to perform any reasonable assigned duties after written notice from the Company of, and a reasonable opportunity to cure, such continued failure or inability; (iii) any material breach by the Grantee of any employment agreement between the Grantee and Company, which breach is not cured pursuant to the terms of such agreement; or (iv) the Grantee’s conviction of any criminal act which, in the Company’s discretion, impairs Grantee’s ability to perform his or her duties with the Company. Termination for Cause pursuant to the foregoing will be determined in the discretion of the Company.

3. “Constructive Termination” will mean any one or more of the following:

a. without the Grantee’s express written consent, the assignment to the Grantee of any duties, or any limitation of the Grantee’s responsibilities, substantially inconsistent with and resulting in a material diminution of the Grantee’s positions, duties, responsibilities and status with the Company immediately prior to the date of a Change in Control;

b. without the Grantee’s express written consent, the relocation of the principal place of the Grantee’s employment to a location that is more than fifty (50) miles from the Grantee’s principal place of employment immediately prior to the date of a Change in Control, or the imposition of travel requirements substantially more demanding of the Grantee than such travel requirements existing immediately prior to the date of a Change in Control;

c. any failure by the Company to pay, or any material reduction by the Company of, (i) the Grantee’s base salary in effect immediately prior to the date of the Change in Control (unless comparable reductions are concurrently made for all other employees of the Company with responsibilities, organizational level and title comparable to the Grantee’s), or (ii) the Grantee’s bonus compensation, if any, in effect immediately prior to the date of the Change in Control (subject to applicable performance requirements with respect to the actual amount of bonus compensation earned by the Grantee); or

d. any failure by the Company to (i) continue to provide the Grantee with the opportunity to participate, on terms no less favorable than those in effect for the benefit of any employee group which customarily includes a person holding the employment position or a comparable position with the Company then held by the Grantee, in any benefit or compensation plans and programs, including, but not limited to, the Company’s life, disability, health, dental, medical, savings, profit sharing, stock purchase and retirement plans, if any, in which the Grantee was participating immediately prior to the date of the Change in Control, or their equivalent, or (ii) provide the Grantee with all other fringe benefits (or their equivalent) from time to time in effect for the benefit of any employee group which customarily includes a person holding the employment position or a comparable position with the Company then held by the Grantee.

The Grantee must provide written notice to the Company of the existence of one or more adverse conditions specified in clauses a. through d. above within ninety (90) days of the initial existence of the adverse condition(s), and the effective date of the Grantee’s resignation must be within one (1) year following the effective date of the occurrence of the applicable adverse condition(s). Notwithstanding the foregoing provisions of this definition of Constructive Termination, if the Company remedies the adverse condition(s) within thirty (30) days of being notified of the adverse condition(s), no Constructive Termination will occur.

(2) On or After General Awarded Date. If the Grantee’s employment with the Company terminates by reason of Termination After Change in Control after the General Awarded Date, but before the Grantee's interest in the Awarded PSUs becomes fully vested and nonforfeitable in accordance with Section 3 of this Agreement or is forfeited, the Awarded PSUs will become fully vested and nonforfeitable as of the date of such Termination After Change in Control.

(b) Death.

(1) Prior to Retirement and Prior to Awarding. If the Grantee dies prior to Retirement and prior to awarding or forfeiture of the Grantee's interest in the PSUs, a portion of the PSUs will become vested and nonforfeitable on the date of the Grantee's death. The portion of the PSUs that will become vested and nonforfeitable pursuant to this Section 4(b)(1) will be equal to the following:

(A) a fraction, the numerator of which will equal the number of full months of the Grantee's employment with the Company during the Performance Period, and the denominator of which will equal sixty (60), multiplied by

(B) the greater of:

1. the number of PSUs that are granted in Section 1 of this Agreement; or

2. the percentage of the PSUs in the applicable Tranche determined in accordance with the schedule in Section 2(a) with respect to the Tranche 1 PSUs or Section 2(b) with respect to the Tranche 2 PSUs, based on the actual level of achievement (up to the maximum level of achievement for each Tranche set forth in Section 2) of the performance goal applicable to the Tranche from the first day of the Performance Period to end of the twelve (12)-month period ended December 31 immediately preceding the date of Grantee’s death.

(2) Prior to Retirement and After Awarding. If the Grantee dies prior to Retirement and after awarding, but before the Grantee's interest in the Awarded PSUs becomes fully vested and nonforfeitable or is forfeited, the Awarded PSUs will become fully vested and nonforfeitable on the date of the Grantee's death.

(3) After Retirement. If the Grantee dies after Retirement, the treatment of the PSUs will be determined in accordance with Section 5 of this Agreement.

(c) Disability.

(1) Prior to Retirement and Prior to Awarding. If the Grantee becomes Disabled (as defined below) prior to Retirement and prior to awarding or forfeiture of the Grantee's interest in the PSUs, a portion of the PSUs will become vested and nonforfeitable on the date on which the Grantee is determined to be Disabled. The portion of the PSUs that will become vested and nonforfeitable pursuant to this Section 4(c)(1) will be equal to the following:

(A) a fraction, the numerator of which will equal the number of full months of the Performance Period that precede the date on which the Grantee is determined to be Disabled, and the denominator of which will equal sixty (60), multiplied by

(B) the greater of:

1. the number of PSUs that are granted in Section 1 of this Agreement; or

2. the percentage of the PSUs in the applicable Tranche determined in accordance with the schedule in Section 2(a) with respect to the Tranche 1 PSUs or Section 2(b) with respect to the Tranche 2 PSUs, based on the actual level of achievement (up to the maximum level of achievement for each Tranche set forth in Section 2) of the performance goal applicable to the Tranche from the first day of the Performance Period to end of the twelve (12)-month period ended December 31 immediately preceding the date on which the Grantee is determined to be Disabled.

For purposes of this Agreement, “Disability” or “Disabled” means, as determined by the Committee, that (i) the Grantee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) the Grantee is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company.

(2) Prior to Retirement and After Awarding. If the Grantee becomes Disabled after awarding but before Retirement and before the Grantee's interest in the Awarded PSUs becomes fully vested and nonforfeitable or is forfeited, the Awarded PSUs will become fully vested and nonforfeitable on the date on which the Grantee is determined to be Disabled.

(3) After Retirement. If the Grantee becomes Disabled after Retirement, the treatment of the PSUs will be determined in accordance with Section 5 of this Agreement.

5. Treatment of PSUs Upon Retirement. Subject to the terms and conditions set forth in this Section 5, in the event of the Grantee’s Retirement (as defined below) before the Grantee's interest in the PSUs becomes fully vested and nonforfeitable or is forfeited, then (i) the Grantee’s interest in the PSUs will not be forfeited immediately and will no longer be subject to the vesting provisions of Section 3 or Section 4 of this Agreement, (ii) if the Grantee’s Retirement occurs before the awarding of a Tranche, the Grantee’s interest in the PSUs in the Tranche will not be forfeited immediately and will continue to be eligible to become Awarded PSUs in accordance with Section 2 or Section 4(a)(1)(A) of this Agreement, and (iii) the Awarded PSUs will become payable in accordance with subsection (b) or (c) of this Section 5, whichever is applicable. The Grantee’s right to payment of the PSUs will not be affected by a Disability incurred by the Grantee after the Grantee’s Retirement.

(a) Definitions. For purposes of this Section 5, the following definitions apply:

(1) “Retirement” means termination of the Grantee’s employment with the Company on or after the later of (A) the third (3rd) anniversary of the Date of

Grant, or (B) the date on which the Grantee has attained age sixty-four (64), provided that (i) termination of the Grantee’s employment with the Company is not a Termination for Cause, and (ii) as of the date of such termination, the Grantee has not committed an act or omission that would serve as the basis for a Termination for Cause.

(2) “Good Standing” means that, as of any date of determination, the Grantee is not currently in breach of, and has not previously breached, any of the Grantee’s obligations under the employment agreement between the Grantee and the Company.

(3) “Termination for Cause” has the meaning forth in Section 4(a)(1)(B)(2) of this Agreement.

(b) Retirement. If the Grantee’s Retirement occurs, the PSUs that become Awarded PSUs and that have not yet become vested and nonforfeitable in accordance with the terms and conditions of this Agreement will become payable on the remaining Scheduled Vesting Date(s) specified in Section 3 of this Agreement, provided that the Grantee is in Good Standing with the Company as of the date of such payment. For purposes of Awarded PSUs subject to this Section 5(b), each Scheduled Vesting Date specified in the preceding sentence is referred to in this Agreement as the “Retirement Payout Date.” If at any time after the Grantee’s Retirement the Grantee is not in Good Standing with the Company, one hundred percent (100%) of the outstanding Awarded PSUs will be forfeited immediately. In the event of the Grantee’s death prior to payment of the Awarded PSUs subject to this Section 5(b):

(1) if the Grantee’s death occurs prior to awarding, the greater of the following will be payable on the date of the Grantee’s death:

(A) one hundred percent (100%) of the PSUs that are granted in Section 1 of this Agreement; or

(B) the percentage of the PSUs in the applicable Tranche determined in accordance with the schedule in Section 2(a) with respect to the Tranche 1 PSUs or Section 2(b) with respect to the Tranche 2 PSUs, based on the actual level of achievement (up to the maximum level of achievement for each Tranche set forth in Section 2) of the performance goal applicable to the Tranche from the first day of the Performance Period to end of the twelve (12)-month period ended December 31 immediately preceding the date of Grantee’s death; or

(2) if the Grantee’s death occurs after awarding, one hundred percent (100%) of the Awarded PSUs will be payable on the date of the Grantee’s death.

6. Adjustments in Number of PSUs. If the Shares underlying the PSUs are changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, stock split, stock dividend or combination of shares, the number and kind of PSUs will be equitably adjusted to reflect such changes in accordance with the Plan.

Any such adjustment made by the Company's Board of Directors or the Committee will be final and binding upon the Grantee, the Company, their respective heirs, administrators, personal representatives, successors, assigns, and all other interested persons.

7. Settlement of PSUs.

(a) Timing of Settlement. Unless and until the PSUs become vested and nonforfeitable in accordance with the terms and conditions of this Agreement, or become payable in accordance with Section 5 of this Agreement, the Grantee will have no right to settlement of the PSUs. Subject to the provisions of Section 11 of this Agreement relating to tax withholding, the PSUs with respect to which the Grantee has a right to settlement will be settled in accordance with Section 7(b) below by the Company delivering to the Grantee (or the Grantee’s beneficiary in the event of death) a number of Shares equal to the number of PSUs that are to be settled at the applicable settlement date(s) specified in subsection (1) through (6) of this Section 7(a). The Grantee will have no influence on any determination as to the tax year in which settlement will be made during a specified period following the date or event that triggers a right to settlement.

(1) Scheduled Vesting. PSUs that become vested and non-forfeitable in accordance with Section 3 of this Agreement, or in accordance with Section 4(a)(1)(B) of this Agreement in the absence of a Termination After Change in Control, will be settled on or as soon as administratively practicable (and no later than thirty (30) days) after the Scheduled Vesting Date.

(2) Termination After Change in Control. PSUs that become vested and non-forfeitable in accordance with Section 4(a)(1)(B) of this Agreement upon a Termination After Change in Control will be settled on or as soon as administratively practicable (and no later than thirty (30) days) after the date on which the Grantee’s employment terminates, subject to Section 12 of this Agreement (including without limitation the requirement to delay settlement for six (6) months).

(3) Death. PSUs that become vested and non-forfeitable in accordance with Section 4(b) of this Agreement, or payable in accordance with Section 5(b) of this Agreement, due to the Grantee’s death will be settled on or as soon as administratively practicable (and no later than thirty (30) days) after the date of the Grantee’s death.

(4) Disability. PSUs that become vested and nonforfeitable in accordance with Section 4(c) of this Agreement due to the Grantee’s Disability will be settled on or as soon as administratively practicable (and no later than thirty (30) days) after the date on which the Grantee is determined to be Disabled.

(5) Retirement. PSUs that become payable in accordance with Section 5(b) of this Agreement due to the Grantee’s Retirement, will be settled on or as soon as administratively practicable (and no later than thirty (30) days) after the applicable

Retirement Payout Date specified in Section 5(b) of this Agreement, subject to Section 12 of this Agreement (including without limitation the requirement to delay settlement for six (6) months).

(b) Manner of Settlement; No Fractional Shares. Subject to the provisions of Section 11 of this Agreement relating to tax withholding, upon settlement of the PSUs that are to be settled at the applicable settlement date specified in Section 7(a), the delivery to the Grantee of the number of Shares equal to the number of settled PSUs will be, at the Company’s option, evidenced by a Share certificate delivered to the Grantee, or other physical or electronic evidence of Share ownership, including, without limitation, deposit of Shares into a stock brokerage account maintained for the Grantee or credit to a book-entry account for the benefit of the Grantee maintained by the Company’s stock transfer agent or its designee. Notwithstanding any provision of this Agreement to the contrary, any fractional Share that would otherwise result from the application of any provision of this Agreement will be rounded down to the nearest whole number, as determined by the Committee in its discretion.

(c) Effect of Settlement. Neither the Grantee nor any beneficiary of the Grantee will have any further rights or interest in any PSUs that have been settled. The Company retains discretion to determine the settlement date in accordance with Section 7(a) of this Agreement and the terms of the Plan, and no Grantee or beneficiary of a Grantee will have any claim for damages or loss by virtue of the fact that the market price of the Shares was higher on a given date upon which settlement could have been made as compared to the market price on or after the actual settlement date.

8. Dividend Equivalents. The Plan provides that this Agreement may include provisions for the payment of Dividend Equivalents (defined below). For purposes of the Plan and this Agreement, a “Dividend Equivalent” is a right to receive a payment equal to the amount of cash dividends and value of other distributions that would have been payable on a Share subject to a PSU during a period of time had such Share been issued to the Grantee during such period of time. If a cash dividend is declared on Shares during the period beginning on the General Awarded Date or Change in Control Awarded Date, whichever is applicable, and ending on the date that Shares are issued in settlement of PSUs, the Grantee will accrue Dividend Equivalents on the PSUs equal to the cash dividend or distribution that would have been paid on the PSUs had the PSUs been issued and outstanding Shares on the record date for the dividend or distribution. Dividend Equivalents will not be paid with respect to PSUs that have been forfeited. Accrued Dividend Equivalents will be denominated and payable solely in cash, and will be paid by the Company directly to the Grantee no later than thirty (30) days following the applicable dividend payment date. Dividend Equivalent payments will be subject to the provisions of Section 11 of this Agreement relating to tax withholding and Section 12 of this Agreement relating to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and will be treated separately from the PSUs and the rights arising in connection with the PSUs for purposes of the designation of time and form of payments required by Section 409A of the Code.

9. Administration. The Committee will have the power to interpret this Agreement and to adopt such rules for the administration, interpretation, and application of the Agreement as are consistent with the Plan, and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee in good faith will be final and binding upon the Grantee, the Company, and all other interested persons. No member of the Committee will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement or any similar agreement to which the Company is a party.

10. Non-Transferability.

(a) In General. Neither the PSUs nor any interest or right therein or part thereof will be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means, whether such disposition is voluntary or involuntary or by operation of law, by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) and any attempted disposition thereof will be null and void and of no effect; provided, however, that this Section 10 will not prevent transfers by will or by the applicable laws of descent and distribution or by a beneficiary designation in accordance with this Section 10.

(b) Beneficiary Designations. The Grantee may designate a beneficiary or beneficiaries to exercise any rights or receive any benefits with respect to the PSUs following the Grantee’s death. To be effective, such designation must be made in accordance with such procedures and in such written or electronic form as prescribed by the Company (or its designee) for such purpose. If the Grantee fails to designate a beneficiary, or if no designated beneficiary survives the Grantee’s death, the Grantee’s estate will be deemed the Grantee’s beneficiary. A beneficiary designation may be changed or revoked by the Grantee’s sole action, provided that the change or revocation is made in accordance with such procedures and in such written or electronic form as prescribed by the Company (or its designee) for such purpose. Unless otherwise provided in the beneficiary designation, each designation made by the Grantee will revoke all prior designations made by the Grantee.

11. Tax Withholding. The Grantee will pay all applicable federal and state income and employment taxes that the Company is required to withhold at any time with respect to the PSUs. Such payment will be made in full by the deduction from the number of Shares otherwise deliverable by Company upon vesting and nonforfeitability of any portion of the PSUs, the smallest number of whole Shares which, when multiplied by the fair market value of a Share on the vesting date, is sufficient to satisfy the amount of such tax withholding requirement. However, if the Company determines in its discretion that withholding in Shares is not possible or sufficient to satisfy the amount of the tax withholding obligation, the Company may satisfy the withholding obligation by withholding from the Grantee’s wages or other cash compensation paid to the Grantee by the Company, or by requiring the Grantee to pay to the Company an amount necessary to satisfy the withholding obligation. The Grantee's entry into this Agreement will confirm

Grantee’s instruction and authorization to the Company to satisfy withholding obligations with respect to the PSUs in accordance with this Section 11.

12. Code Section 409A. The PSUs are intended to comply with, or be exempt from, the applicable requirements of Section 409A of the Code and the rules and regulations issued thereunder and will be administered accordingly. Notwithstanding anything in this Agreement or the Plan to the contrary, if the PSUs constitute “deferred compensation” under Section 409A of the Code, and if any PSUs become eligible to be settled upon the Grantee’s termination of employment, such settlement may only be made upon a “separation from service” as defined under Section 409A of the Code. If the Grantee is deemed by the Company at the time of the Grantee’s separation from service to be a “specified employee” for purposes of Section 409A of the Code, and to the extent delayed commencement of settlement to which the Grantee is entitled under this Agreement is required in order to avoid subjecting the Grantee to additional tax or interest (or both) under Section 409A of the Code, then any such settlement will not occur prior to the earlier of (i) the expiration of the six (6) month period measured from the date of the separation from service or (ii) the date of the Grantee’s death. Any settlement deferred pursuant to the preceding sentence will occur on the first business day following the expiration of the applicable period. The settlement of each portion of the PSUs that is scheduled to vest on a separate Scheduled Vesting Date under Section 3 of this Agreement, and each payment of Dividend Equivalents, will be deemed a separate payment for purposes of Section 409A of the Code. The settlement of PSUs may not be accelerated by the Company except to the extent permitted under Section 409A of the Code. The Committee may, however, accelerate the awarding or vesting of PSUs, without changing the settlement terms of such PSUs. The Committee reserves the right, to the extent the Committee deems necessary or advisable in its sole discretion, to unilaterally amend or modify the Plan and/or this Agreement to ensure that all PSUs and related Dividend Equivalents are exempt from or otherwise have terms that comply, and in operation comply, with Section 409A of the Code (including, without limitation, the avoidance of penalties thereunder). If any mandatory term required for PSUs or related Dividend Equivalents to avoid tax penalties under Section 409A of the Code is not otherwise explicitly provided under this Agreement or the Plan, such term is hereby incorporated by reference and fully applicable as if set forth in this Agreement.

13. Purpose and Nature of PSUs. The PSUs are intended to provide an incentive for the Grantee to put forth maximum effort for the continued success and growth of the Company and to recognize and reward the Grantee’s outstanding individual performance, taking into consideration such factors as the contributions of the Grantee to the profitability and success of the Company and the adequacy of the Grantee’s other compensation. This Agreement is not established to defer the payment of compensation to the termination of the Grantee’s employment or beyond, or to provide retirement income to the Grantee, but is established as a “bonus program” as defined under U.S. Department of Labor Regulation Section 2510.3-2(c) and will be construed and administered in accordance with such intention. Because the PSUs are not intended to provide retirement income or result in the systematic deferral of income to termination of employment, this Agreement is not intended to be an “employee pension benefit plan”

within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). However, to the extent that this Agreement is determined to be an “employee pension benefit plan” for purposes of ERISA, this Agreement will be treated as a plan maintained “primarily for the purpose of providing deferred compensation to a select group of management or highly compensated employees” as described in Section 201(2) of ERISA.

14. Notices. Any notice to be given under the terms of this Agreement to the Company will be addressed to the Company in care of its Secretary and any notice to be given to the Grantee will be addressed to the address on file for the Grantee with the Company’s Payroll Department. By a notice given pursuant to this Section 14, either party may hereafter designate a different address for notices to be given to such party. Any notice required to be given to the Grantee will, if the Grantee is then deceased, be given to the Grantee's personal representative if such representative has previously informed the Company of such representative’s status and address by written notice under this Section 14. Any notice will have been deemed duly given when enclosed in a properly sealed envelope addressed as aforesaid, deposited (with postage prepaid) in a postal receptacle regularly maintained by the United States Postal Service or postal service of the jurisdiction in which the notice is mailed.

15. Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

16. Disposition. Upon receipt of any Shares as a result of the satisfaction of all conditions to the grant of the PSUs, the Grantee will, if requested by the Company in order to assure compliance with applicable law, hold such Shares for investment and not with the view toward resale or distribution to the public and, if so requested by the Company, will deliver to the Company a written statement signed by the Grantee and satisfactory to the Company to that effect. In such instance, the Grantee will give prompt notice to the Company of any disposition or other transfer of any Shares acquired under this Agreement. Such notice will specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Grantee in such disposition or other transfer.

17. Counterparts; Severability. This Agreement may be executed in two or more counterparts, each of which will be deemed an original and all of which together will constitute one agreement. If any provision, or any part thereof, of this Agreement should be held by any court to be illegal, invalid or unenforceable, either in whole or in part, such illegality, invalidity or unenforceability will not affect the legality, validity or enforceability of the remaining provisions, or any part thereof, all of which will remain in full and effect.

18. Entire Agreement; Amendments. This Agreement (including any documents or instruments referred to herein) constitutes the entire agreement regarding the PSUs among the parties and supersedes all prior agreements, and understandings, both written and oral, among the parties with respect to the subject matter hereof. The Committee may amend this Agreement, provided that if the Committee determines, in its discretion, that an amendment of this Agreement is likely to materially impair the rights of the Grantee, such amendment will not be implemented without the consent of the Grantee, except to the extent that such amendment is required for compliance with applicable law, stock market or exchange rules and regulations, or accounting or tax rules and regulations.

19. Governing Law. This Agreement will be governed by and construed and enforced in accordance with the laws of the State of Florida, without regard to choice of law principles.

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties as of the date first written above.

BROWN & BROWN, INC.

By:___________________________
R. Andrew Watts
Executive Vice President, Treasurer
& Chief Financial Officer

GRANTEE

______________________________